SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                  Date of report (Date of
                  earliest event reported):           March 3, 1998


                                  VIATEL, INC.
               (Exact Name of Registrant as Specified in Charter)


            Delaware                000-21261                  13-3787366
            (State or Other         (Commission             (IRS Employer
            Jurisdiction            File Number)         Identification No.)
            of Incorporation)

                                  Viatel, Inc.
                                800 Third Avenue
                            New York, New York 10022
          (Address of Principal Executive Offices, Including Zip Code)

       Registrant's telephone number, including area code: 212-350-9200


                         Exhibit List Appears on Page 4

                                Page 1 of 4 Pages




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Item 5.  Other Events.

            On March 3, 1998, Viatel, Inc. (the "Company") announced its intention to refinance its outstanding debt. The refinancing will consist of the purchase of all of the Company's 15% Senior Discount Notes Due 2005 (the "Notes") in a tender offer and the amendment of certain of the covenants and agreements in the indenture relating to the Notes pursuant to consents being solicited from holders of the Notes.

            The Company also announced its intention to raise approximately $540.0 million through an offering of units (the "Units"), consisting of Senior Discount Notes Due 2008 and shares of convertible redeemable preferred stock of the Company, which is scheduled to be completed on March 30, 1998. The Units will be sold to investors in the United States pursuant to a private placement under Rule 144A and to investors outside the United States pursuant to Regulation S.

            A copy of the Company's press release, dated March 3, 1998, is attached hereto as Exhibit 99.

Item 7.  Financial Statements, Pro Forma Financial Information
             and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

                     Not Applicable

         (b)   Pro Forma Financial Information.

                     Not Applicable

         (c)   Exhibits.

                     The following exhibit is filed with this Report.

Exhibit No.       Description

99                Press Release of the Company, dated March 3, 1998.






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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VIATEL, INC.



Date:  March  3, 1998                 By:  /S/   ALLAN  L. SHAW
                                           ------------------------------
                                      Name:   Allan S. Shaw
                                      Title:  Senior  Vice  President  and Chief
                                              Financial Officer






















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                                  EXHIBIT LIST




Exhibit No.               Description

99                Press Release of the Company, dated March 3, 1998.








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